As filed with the Securities and Exchange Commission
                  on July 13, 2000
                                Registration No. 333-68299

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                            Amendment No. 1 to
                                 Form S-3
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933


                       AMERICAN STATES WATER COMPANY
          (Exact name of Registrant as specified in its charter)
               California                         95-4676679
    (State or other jurisdiction of            (I.R.S. Employer
     incorporation or organization)         Identification Number)


                        630 East Foothill Boulevard
                       San Dimas, California  91773
                              (909) 394-3600

      (Address, including zip code, and telephone number,
                 including area code, of
           Registrant's principal executive offices)


                         McClellan Harris III
                     630 East Foothill Boulevard
                     San Dimas, California  91773
                            (909) 394-3600
        (Name, address, including zip code, and telephone
                       number, including area
                     code, of agent for service)


         Approximate date of commencement of proposed sale
                      to the public:
         From time to time after the effective date of this Post-Effective Amendment to the
                   Registration Statement as
                   determined by market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     This Amendment has been filed to indicate that the securities are being offered on a delayed or continuous basis pursuant to Rule 415. This filing corrects a clerical error in the original filing.

                           PART II

          INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

Registration fee                             $16,680
Rating agency fees                            45,000*
Printing and engraving expenses               75,000*
Accounting fees and expenses                  15,000*
Legal fees and expenses                      110,000*
Blue sky fees and expenses                    20,000*
Fees and expenses of Transfer Agent, Trustee  20,000*
    and Depositary
Miscellaneous                                   9,000*
                                            ---------
     Total                                   $441,680

------------
* Expenses are estimated except for the registration fee.

Item 15.  Indemnification of Directors and Officers.

     Section 317 of the General Corporation Law of California provides that a corporation has the power, and in some cases is required, to indemnify an agent, including a director or officer, who was or is a party or is threatened to be made a party to any proceeding, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances. Article VI of the Company's Bylaws provides for the indemnification of directors, officers and agents as allowed by statute. In addition, the Company has purchased directors and officers insurance policies which provide insurance against certain liabilities of directors and officers of the Company.

Item 16.  Exhibits.

  Exhibit
  Number                Description of Exhibit
 --------             --------------------------
  *1.01   Forms of Underwriting Agreement or Distribution
          Agreement.
   3.01 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Form 8-K filed on November 2, 1998
   3.02 Bylaws (incorporated by reference to Form 8-K filed on November 2, 1998)
   3.03 Rights Agreement dated August 3, 1998 between the Company and Chase Mellon Shareholder
          Services L.L.C. (incorporated by reference to the Company's current Report on form 8-K filed
          August 20, 1998)
   4.01   Indenture with respect to Debt Securities.
   4.02 Form of Deposit Agreement with respect to the Depositary Shares.
   4.03   Form of Certificate for Common Shares
  *5.01 Opinion of O'Melveny & Myers LLP as to the validity of Securities issued by the Company.
  12.01   Computation of Ratios of Earnings to Fixed
          Charges and Combined Fixed Charges and Preferred
          Share Dividends of the Company.
  23.01   Consent of Arthur Andersen LLP.
 *23.02   Consent of O'Melveny & Myers LLP (included in
          Exhibit 5.1).
  24.01   Power of Attorney (included on page II-3).
  25.01   Form T-1 Statement of Eligibility under the
          Trust Indenture Act of 1939 of the Trustee.

-----------
* To be filed by amendment or pursuant to a Form 8-K.

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)  To include any prospectus required by
     Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to
     Section 13 or Section 15(d) of the Securities
     Exchange Act of 1934 and incorporated herein by reference;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by each Registrant pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing a Post-Effective Amendment to Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Dimas, State of California, on July 13, 2000.

                              AMERICAN STATES WATER COMPANY


                              By:    /s/  Floyd E. Wicks
                                    ----------------------
                              Name:     Floyd E. Wicks
                              Title:    Principal Executive
                                        Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


  Signature                   Title                    Date

Floyd E. Wicks      /s/  Floyd E. Wicks             July 13, 2000
                   ----------------------------
                   Principal Executive Officer,
                   President, Chief Executive
                   Officer and Director

McClellan           /s/  McClellan Harris III       July 13, 2000
Harris III         -----------------------------
                   Principal Financial Officer and
                   Principal Accounting Officer,
                   Chief Financial Officer,
                   Treasurer and Secretary

Lloyd E. Ross       /s/  McClellan Harris III       July 13, 2000
                   -----------------------------
                   Chairman of the Board and
                   Director

James L. Anderson  /s/  McClellan Harris III       July 13, 2000
                   -----------------------------
                   Director

Jean E. Auer      /s/  McClellan Harris III       July 13, 2000
                  ------------------------------
                  Director

N.P. Dodge, Jr.   /s/  McClellan Harris III       July 13, 2000
                  ------------------------------
                  Director

Robert F. Kathol  /s/  McClellan Harris III       July 13, 2000
                  ------------------------------
                  Director

Anne Holloway     /s/  McClellan Harris III       July 13, 2000
                  -------------------------------
                  Director